Exhibit 99.1

Cirrus Logic Reports Q4 FY21 Revenue of $293.5 Million

Content Gains in High-Performance Mixed-Signal Expected to Drive Acceleration of Revenue Growth in FY22

AUSTIN, Texas--(BUSINESS WIRE)--April 29, 2021--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2021, which ended March 27, 2021, as well as the company’s current business outlook.

“In FY21 the company delivered solid revenue, operating profit and EPS growth, driven by both content gains and higher unit volumes,” said John Forsyth, chief executive officer. “In the past year we increased the penetration of our audio solutions in smartphones, expanded the range of end products containing our audio and haptic components and made significant progress diversifying our mixed-signal product portfolio with key product launches in new areas. While supply constraints had some impact on our Q4 revenue results and Q1 outlook, we have a really exciting pipeline of new components ramping this year, and expect revenue growth to accelerate in FY22.”

Reported Financial Results – Fourth Quarter FY21

  Revenue of $293.5 million;
  GAAP and non-GAAP gross margin of 50.5 percent;
  GAAP operating expenses of $123.4 million and non-GAAP operating expenses of $106.0 million; and
  GAAP earnings per share of $0.42 and non-GAAP earnings per share of $0.66.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Reported Financial Results – Full Year FY21

  Revenue of $1.37 billion;
  GAAP and non-GAAP gross margin of 51.7 percent;
  GAAP operating expenses of $470.1 million and non-GAAP operating expenses of $401.9 million; and
  GAAP earnings per share of $3.62 and non-GAAP earnings per share of $4.58.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – First Quarter FY22

  Revenue is expected to range between $240 million and $280 million;
  GAAP gross margin is forecasted to be between 49 percent and 51 percent; and
  Combined GAAP R&D and SG&A expenses are anticipated to range between $120 million and $126 million, including approximately $15 million in stock-based compensation expense and $3 million in amortization of acquired intangibles.

Beginning this quarter, we are adjusting how we report product line revenue to better represent our business and strategic focus. Sales will be designated in two categories: audio and high-performance mixed-signal. While we continue to see new opportunities in audio, we believe our investment in high-performance mixed-signal technologies will drive product diversification and fuel exciting avenues of growth in the coming years. Additional details relating to these product lines are provided in the Q4 FY21 Shareholder Letter. Prior periods in the statement of operations below have been retrospectively adjusted to reflect revenue in these new product lines.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 5783516).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about the company’s expectations of accelerating revenue growth in FY22, our ability to ramp new components this year, and our opportunities to drive product diversification and growth in the coming years, along with estimates for the first quarter fiscal year 2022 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; recent increased industry-wide capacity constraints that may impact our ability to meet current customer demand, which could cause an unanticipated decline in our sales and damage our existing customer relationships and our ability to establish new customer relationships; the potential for increased prices due to capacity constraints in our supply chain, which, if we are unable to increase our selling price to our customers, could result in lower revenues and margins that could adversely affect our financial results; the level of orders and shipments during the first quarter of fiscal year 2022, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 28, 2020 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended

	Mar. 27,	Dec. 26,	Mar. 28,	Mar. 27,	Mar. 28,
	2021	2020	2020	2021	2020
	Q4'21	Q3'21	Q4'20	Q4'21	Q4'20
Audio	$235,821	$381,885	$238,330	$1,104,060	$1,109,958
High-Performance Mixed-Signal	57,716	103,910	40,961	265,170	171,166
Net sales	293,537	485,795	279,291	1,369,230	1,281,124
Cost of sales	145,418	234,295	133,056	661,929	606,957
Gross profit	148,119	251,500	146,235	707,301	674,167
Gross margin	50.5%	51.8%	52.4%	51.7%	52.6%

Research and development	89,773	89,435	81,865	342,759	347,647
Selling, general and administrative	33,642	32,415	32,464	127,008	131,115
Restructuring costs	-	-	21,925	352	21,925
Total operating expenses	123,415	121,850	136,254	470,119	500,687

Income from operations	24,704	129,650	9,981	237,182	173,480

Interest income	1,064	1,206	2,474	5,224	9,401
Other income (expense)	2,152	(207)	(106)	2,840	(1,615)
Income before income taxes	27,920	130,649	12,349	245,246	181,266
Provision for income taxes	2,639	16,281	2,191	27,902	21,768
Net income	$25,281	$114,368	$10,158	$217,344	$159,498

Basic earnings per share:	$0.44	$1.97	$0.17	$3.74	$2.74
Diluted earnings per share:	$0.42	$1.91	$0.17	$3.62	$2.64

Weighted average number of shares:
Basic	57,899	58,024	58,527	58,106	58,317
Diluted	59,922	59,963	60,683	60,060	60,462

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION unaudited, in thousands, except per share data) (not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Twelve Months Ended

	Mar. 27,	Dec. 26,	Mar. 28,	Mar. 27,	Mar. 28,
	2021	2020	2020	2021	2020
Net Income Reconciliation	Q4'21	Q3'21	Q4'20	Q4'21	Q4'20
GAAP Net Income	$25,281	$114,368	$10,158	$217,344	$159,498
Amortization of acquisition intangibles	2,998	2,998	3,000	11,992	23,420
Stock-based compensation expense	14,693	13,287	14,052	56,762	53,757
Restructuring costs	-	-	20,602	352	21,925
Adjustment to income taxes	(3,251)	(2,897)	(6,320)	(11,423)	(17,411)
Non-GAAP Net Income	$39,721	$127,756	$41,492	$275,027	$241,189

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.42	$1.91	$0.17	$3.62	$2.64
Effect of Amortization of acquisition intangibles	0.05	0.05	0.05	0.20	0.39
Effect of Stock-based compensation expense	0.24	0.22	0.23	0.94	0.89
Effect of Restructuring costs	-	-	0.34	0.01	0.36
Effect of Adjustment to income taxes	(0.05)	(0.05)	(0.11)	(0.19)	(0.29)
Non-GAAP Diluted earnings per share	$0.66	$2.13	$0.68	$4.58	$3.99

Operating Income Reconciliation
GAAP Operating Income	$24,704	$129,650	$9,981	$237,182	$173,480
GAAP Operating Profit	8.4%	26.7%	3.6%	17.3%	13.5%
Amortization of acquisition intangibles	2,998	2,998	3,000	11,992	23,420
Stock-based compensation expense - COGS	260	236	213	900	908
Stock-based compensation expense - R&D	10,069	9,526	9,446	37,483	33,859
Stock-based compensation expense - SG&A	4,364	3,525	4,393	18,379	18,990
Restructuring costs	-	-	20,602	352	21,925
Non-GAAP Operating Income	$42,395	$145,935	$47,635	$306,288	$272,582
Non-GAAP Operating Profit	14.4%	30.0%	17.1%	22.4%	21.3%

Operating Expense Reconciliation
GAAP Operating Expenses	$123,415	$121,850	$136,254	$470,119	$500,687
Amortization of acquisition intangibles	(2,998)	(2,998)	(3,000)	(11,992)	(23,420)
Stock-based compensation expense - R&D	(10,069)	(9,526)	(9,446)	(37,483)	(33,859)
Stock-based compensation expense - SG&A	(4,364)	(3,525)	(4,393)	(18,379)	(18,990)
Restructuring costs	-	-	(20,724)	(352)	(21,925)
Non-GAAP Operating Expenses	$105,984	$105,801	$98,691	$401,913	$402,493

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$148,119	$251,500	$146,235	$707,301	$674,167
GAAP Gross Margin	50.5%	51.8%	52.4%	51.7%	52.6%
Stock-based compensation expense - COGS	260	236	213	900	908
Restructuring costs - COGS	-	-	(122)	-	-
Non-GAAP Gross Profit	$148,379	$251,736	$146,326	$708,201	$675,075
Non-GAAP Gross Margin	50.5%	51.8%	52.4%	51.7%	52.7%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$2,639	$16,281	$2,191	$27,902	$21,768
GAAP Effective Tax Rate	9.5%	12.5%	17.7%	11.4%	12.0%
Adjustments to income taxes	3,251	2,897	6,320	11,423	17,411
Non-GAAP Tax Expense	$5,890	$19,178	$8,511	$39,325	$39,179
Non-GAAP Effective Tax Rate	12.9%	13.1%	17.0%	12.5%	14.0%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.04	$0.27	$0.04	$0.46	$0.36
Adjustments to income taxes	0.05	0.05	0.11	0.19	0.29
Non-GAAP Tax Expense	$0.09	$0.32	$0.15	$0.65	$0.65

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 27,	Dec. 26,	Mar. 28,
	2021	2020	2020
ASSETS
Current assets
Cash and cash equivalents	$442,164	$327,294	$292,119
Marketable securities	55,697	43,289	22,008
Accounts receivable, net	108,712	244,803	153,998
Inventories	173,263	142,689	146,725
Other current assets	62,683	45,469	35,346
Total current Assets	842,519	803,544	650,196

Long-term marketable securities	312,759	326,491	283,573
Right-of-use lease assets	133,548	135,719	141,274
Property and equipment, net	154,942	154,312	158,244
Intangibles, net	22,031	24,322	34,430
Goodwill	287,518	287,518	287,088
Deferred tax asset	9,977	7,277	10,052
Other assets	67,320	86,446	27,820
Total assets	$1,830,614	$1,825,629	$1,592,677

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$102,744	$90,814	$78,412
Accrued salaries and benefits	54,849	39,367	42,439
Lease liability	14,573	14,539	13,580
Other accrued liabilities	41,444	40,135	24,206
Total current liabilities	213,610	184,855	158,637

Non-current lease liability	127,883	129,583	129,312
Non-current income taxes	64,020	70,866	71,143
Other long-term liabilities	36,096	39,968	3,806

Stockholders' equity:
Capital stock	1,498,819	1,483,567	1,434,929
Accumulated deficit	(112,689)	(88,238)	(201,681)
Accumulated other comprehensive income (loss)	2,875	5,028	(3,469)
Total stockholders' equity	1,389,005	1,400,357	1,229,779
Total liabilities and stockholders' equity	$1,830,614	$1,825,629	$1,592,677

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com